UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 5, 2013

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2013, Global Gold Corporation (“GGC” and “the Company”) through its majority owned subsidiary Global Gold Consolidated Resources Limited, a Jersey Island private limited liability company (“GGCRL”), and GGCRL wholly owned subsidiaries GGCR Mining, LLC, a Delaware limited liability company (“GGCR Mining”), and Mego-Gold, LLC, a limited liability company incorporated in the Republic of Armenia (“Mego”), concluded a fifteen year mine operating agreement, all as further described in Exhibit 10.1 below, with Linne Mining LLC, a limited liability company incorporated in the Republic of Armenia (“Linne”), as the operator along with an $8,800,000 debt facilities agreement to fund future production at the central section of the Toukhmanuk gold-silver open pit mine in Armenia. The debt facility includes interest at LIBOR plus 8%, and the operator, Linne, has an incentive based compensation model, to be paid approved costs plus 10% of the actual sales of gold, all as further described in Exhibit 10.2 below. The Company has signed as a Guarantor on the debt facility agreement. The mine operator has begun mobilization to restart production this year.

The existing offtake agreement with Industrial Minerals, SA was also extended until the end of 2027, all as further described in Exhibit 10.3 below, and share options for up to 10% in GGCRL or the subsidiary project company in Armenia were also granted in related agreements with Jacero Holdings Limited, a limited liability company incorporated in the Republic of Cyprus (“Jacero”), all as further described in Exhibit 10.4 below.

On July 5, 2013, GGCRL, and its wholly owned affiliates Mego, and Getik Mining Company, a limited liability company incorporated in the Republic of Armenia (“Getik”), also finalized an agreement effective June 20, 2013 with Creo Design (Pty) Limited, a company incorporated in the Republic of South Africa (“CREO”), and Viking Investment Limited, a company incorporated in the Hong Kong (“Viking”). The agreement is for CREO to manage the technical work with local employees and contractors leading to feasibility studies at the Getik property in Armenia as well as at the 50 plus square kilometer exploration license area surrounding the central section of the Toukhmanuk mine.   The Armenian government recently extended this exploration license to July 2, 2016 and the English and Armenian of the current license have been posted on the Global Gold website. The agreement also calls for Viking to finance the initial budgeted expenses until GGCRL is publicly listed at a charge of costs plus 10%, all as further described in Exhibit 10.5 below.

Item 8.01 Other Events

On July 10, 2013, the Company issued a press release to announce the conclusion of financing and operating agreements for mining at the Toukhmanuk property as well as exploration at the Toukhmanuk and Getik properties in Armenia.

Item 9.01 Exhibits

Exhibit No.	Description

10.1	Material Agreement – Mine Operating Agreement with Linne Mining LLC dated July 5, 2013

10.2	Material Agreement – $8.8 Million Debt Facility Agreement with Linne Mining LLC dated July 5, 2013

10.3	Material Agreement – Addendum No 1 to the Gold Concentrate Supply Contract with Industrial Minerals, SA

10.4	Material Agreement – Option Deed with Jacero Holdings Limited dated July 5, 2013

10.5	Material Agreement – Contractors Agreement with Creo Design (Pty) Limited and Viking Investment Limited dated July 5, 2013

99.1

Press release of Global Gold Corporation announcing the conclusion of financing and operating agreements for mining at the Toukhmanuk property as well as exploration at the Toukhmanuk and Getik properties in Armenia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2013	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer